NVE Corporation Reports Fourth Quarter and Fiscal Year Results
Net income increases 151 percent for fourth quarter and 166 percent for fiscal year

EDEN PRAIRIE, Minn.--May 2, 2007--NVE Corporation (Nasdaq: NVEC) announced today financial results for the quarter and fiscal year ended March 31, 2007.

Product sales for the fourth quarter of fiscal 2007 increased 50% over the prior-year quarter to $4.19 million from $2.80 million. Total revenue, consisting of product sales and contract research and development revenue, increased 31% to $4.57 million for the fourth quarter of fiscal 2007 from $3.48 million in the prior-year quarter. Net income for the fourth quarter of fiscal 2007 increased 151% to $1.55 million, or $0.33 per diluted share, compared to $619,744, or $0.13 per share, for the prior-year quarter.

For fiscal 2007, product sales increased 73% to $14.4 million from $8.35 million for fiscal 2006. Total revenue increased 35% to $16.5 million for fiscal 2007 from $12.2 million for the prior year. Net income for fiscal 2007 increased 166% to $4.78 million, or $1.00 per diluted share, compared to $1.80 million, or $0.39 per share, for fiscal 2006.

"We are pleased to report record revenue and net income for the fourth quarter and fiscal year," said NVE President and Chief Executive Officer Daniel A. Baker, Ph.D. "Net income for the quarter more than doubled, driven by strong product sales and increased gross profit margins. We enter fiscal 2008 with a solid balance sheet, products that are in demand, and an excellent intellectual property portfolio."

NVE is a leader in the practical commercialization of spintronics, a nanotechnology that many experts believe represents the next generation of microelectronics. NVE licenses its MRAM intellectual property and sells spintronic sensors and couplers to revolutionize data sensing and transmission.

Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as risks in continued profitability, risks associated with our reliance on several large customers, as well as the risk factors listed from time to time in our filings with the SEC, including our Annual Report on Form 10-K and other reports filed with the SEC.

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                            NVE CORPORATION
                          STATEMENTS OF INCOME
     QUARTERS AND YEARS ENDED MARCH 31, 2007 AND 2006 (Unaudited)

                                              Quarter Ended March 31
                                                2007           2006
                                            ------------   ------------
Revenue
  Product sales                             $ 4,192,307    $ 2,797,882
  Contract research and development             372,911        684,892
                                            ------------   ------------
Total revenue                                 4,565,218      3,482,774
Cost of sales                                 1,563,493      1,600,990
                                            ------------   ------------
Gross profit                                  3,001,725      1,881,784
Expenses
  Research and development                      534,967        487,470
  Selling, general, and administrative          529,667        517,385
                                            ------------   ------------
Total expenses                                1,064,634      1,004,855
                                            ------------   ------------
Income from operations                        1,937,091        876,929
Interest income                                 202,894         99,178
Interest expense                                   -              (967)
Other income                                       -             3,353
                                            ------------   ------------
Income before taxes                           2,139,985        978,493
Provision for income taxes                      586,032        358,749
                                            ------------   ------------
Net income                                  $ 1,553,953    $   619,744
                                            ============   ============
Net income per share - basic                $      0.34    $      0.13
                                            ============   ============
Net income per share - diluted              $      0.33    $      0.13
                                            ============   ============
Weighted average shares outstanding
  Basic                                       4,627,383      4,603,634
  Diluted                                     4,778,309      4,690,943
Supplemental financial data
  Stock-based compensation                  $     8,167    $      -
  Cash paid for income taxes                $      -       $    37,000

                                                Year Ended March 31
                                                2007           2006
                                            ------------   ------------
Revenue
  Product sales                             $14,425,632   $  8,345,967
  Contract research and development           2,035,198      3,824,559
                                            ------------   ------------
Total revenue                                16,460,830     12,170,526
Cost of sales                                 5,787,658      6,218,533
                                            ------------   ------------
Gross profit                                 10,673,172      5,951,993
Expenses
  Research and development                    2,176,604      1,724,825
  Selling, general, and administrative        1,950,999      1,756,142
                                            ------------   ------------
Total expenses                                4,127,603      3,480,967
                                            ------------   ------------
Income from operations                        6,545,569      2,471,026
Interest income                                 621,577        332,784
Interest expense                                   (589)        (6,051)
Other income                                     25,246         43,020
                                            ------------   ------------
Income before taxes                           7,191,803      2,840,779
Provision for income taxes                    2,411,020      1,043,033
                                            ------------   ------------
Net income                                  $ 4,780,783    $ 1,797,746
                                            ============   ============
Net income per share - basic                $      1.03    $      0.39
                                            ============   ============
Net income per share - diluted              $      1.00    $      0.39
                                            ============   ============
Weighted average shares outstanding
  Basic                                        4,620,371     4,580,684
  Diluted                                      4,771,297     4,667,994
Supplemental financial data
  Stock-based compensation                  $    136,370   $      -
  Cash paid for income taxes                $     44,300   $    52,950

                                NVE CORPORATION
                                BALANCE SHEETS
                      MARCH 31, 2007 AND MARCH 31, 2006

                                                (Unaudited)
                                               March 31, 2007   March 31, 2006
                                               --------------   --------------
ASSETS
Current assets
  Cash and cash equivalents                    $     397,423    $   1,288,362
  Marketable securities                              982,415        1,248,103
  Accounts receivable, net of allowance for
    uncollectible accounts of $15,000              2,005,005        1,667,029
  Inventories                                      2,016,858        2,149,769
  Deferred tax assets                              1,328,106        1,576,472
  Prepaid expenses and other assets                  333,587          231,412
                                               --------------   --------------
Total current assets                               7,063,394        8,161,147
Fixed assets
  Machinery and equipment                          4,458,948        4,149,080
  Leasehold improvements                             413,482          413,482
                                               --------------   --------------
                                                   4,872,430        4,562,562
  Less accumulated depreciation                    3,834,683        3,319,651
                                               --------------   --------------
Net fixed assets                                   1,037,747        1,242,911
Marketable securities, long term                  16,909,353        8,354,861
                                               --------------   --------------
Total assets                                   $  25,010,494    $  17,758,919
                                               ==============   ==============
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payable                             $     502,595    $     399,762
  Accrued payroll and other                          590,287          470,392
  Deferred revenue                                    29,357           77,373
  Capital lease obligations                             -              33,281
                                               --------------   --------------
Total current liabilities                          1,122,239          980,808

Shareholders' equity
  Common stock                                        46,274           46,150
  Additional paid-in capital                      18,289,248       16,042,637
  Accumulated other comprehensive loss               (84,282)        (166,908)
  Retained earnings                                5,637,015          856,232
                                               --------------   --------------
Total shareholders' equity                        23,888,255       16,778,111
                                               --------------   --------------
Total liabilities and shareholders' equity     $  25,010,494    $  17,758,919
                                               ==============   ==============